Calculation of Filing Fee Tables
S-3
VSE CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.05 per share	Other	2,615,752	$ 167.19	$ 437,327,576.90	0.0001381	$ 60,394.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 437,327,576.90		$ 60,394.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 60,394.94
Offering Note
[1]	Represents up to 2,615,752 registered shares of common stock, par value $0.05 per share (the "common stock"), of VSE Corporation that will be offered for resale by the selling stockholder pursuant to the registration statement on Form S-3 to which this exhibit is attached (including 1,415,752 shares issuable upon exchange of shares of Class B common stock, par value $0.05 per share, of the Rollover Purchaser (as defined in the registration statement) and (ii) up to 1,200,000 shares issuable pursuant to a contingent earnout payment). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered under the registration statement includes such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the common stock being registered under the registration statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the common stock registered under the registration statement all shares of common stock are combined by a reverse stock split into a lesser number of shares, the number of undistributed shares of common stock covered by the registration statement shall be proportionately reduced. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on the Nasdaq Global Select Market on April 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date